UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

Starbucks Corporation

(Exact name of registrant as specified in its charter)

Washington	0-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South,

Seattle, Washington 98134

(Address of principal executive offices) (Zip Code)

(206) 447-1575

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act.  ☐

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Howard Schultz

On June 1, 2018, Howard Schultz notified the Board of Directors (the “Board”) of Starbucks Corporation (the “Company”) that he will retire as Executive Chairman and as a director of the Company, and resign from all other positions with the Company and its affiliates, effective as of June 26, 2018 (the “Retirement Date”).

In connection with Mr. Schultz’s retirement, on June 1, 2018, the Company entered into a Retirement Agreement with Mr. Schultz (the “Retirement Agreement”), recognizing Mr. Schultz for his entrepreneurship and leadership over nearly four decades during which Starbucks has become one of the world’s leading brands and the largest retail coffee chain in the world with over 28,000 stores, and honoring him in his retirement with the lifetime honorary role of Founder and Chairman Emeritus. The Retirement Agreement includes the following key terms:

•	Mr. Schultz will provide advisory services to the Company for selected initiatives following the Retirement Date through October 30, 2018 (the “Advisory Period”). During the Advisory Period, Mr. Schultz will (1) not be entitled to receive any further payments of base salary, (2) be provided health, welfare and fringe benefit coverage on the same basis as prior to the Retirement Date through COBRA, to the extent applicable and permissible under the Company’s plans, and (3) be entitled to reimbursement of reasonable business expenses that he incurs in connection with providing such advisory services to the Company in accordance with the Company’s current policies.

•	Mr. Schultz will have a lifetime honorary role of Founder and Chairman Emeritus of the Company, and may (but is not required to) come to meetings of the Board other than as determined by the Chair of the Board (and except for cases involving maintaining legal privilege, avoiding appearance of impropriety or conflict of interest and complying with law). Mr. Schultz will not be compensated in this role (nor provide services to the Company in this honorary role).

•	Mr. Schultz will be entitled, as of the Retirement Date, to a payment of $1,875,000 in relation to the Starbucks Executive Management Bonus Plan for the 2018 fiscal year, with such amount having been determined on the basis set forth in the Retirement Agreement.

•	All stock options held by Mr. Schultz will be fully vested and immediately exercisable as of the Retirement Date and, consistent with the Starbucks Corporation 2005 Long-Term Equity Incentive Plan, will not expire until the earlier of (a) the applicable expiration date and (b) 36 months following the Retirement Date.

•	Any unvested time-based restricted stock units held by Mr. Schultz as of the Retirement Date will be forfeited for no consideration.

•	Mr. Schultz will be deemed vested in 62,511 performance-based restricted stock units (“PRSUs”), effective as of the Retirement Date, with such number determined as follows:

•	for purposes of the PRSUs granted on November 16, 2015, November 21, 2016 and April 17, 2017, applicable performance goals are deemed achieved at actual performance levels as determined by the Board immediately prior to the Retirement Date and any remaining time-based vesting conditions are deemed satisfied with respect to a prorated portion of the applicable performance period for such awards;

•	for purposes of the PRSUs granted on November 15, 2017, applicable performance goals are deemed to be achieved at target performance levels and any remaining time-based vesting conditions are deemed satisfied with respect to a prorated portion of the performance period for such award; and

•	all other PRSUs held by Mr. Schultz that remain unvested as of the Retirement Date will be forfeited for no consideration as of the Retirement Date.

•	The Company and Mr. Schultz will cooperate in good faith to enter into a customary mutually-agreed non-exclusive, royalty-free worldwide license for Mr. Schultz to use certain Starbucks intellectual property in which Mr. Schultz’s likeness appears or relating to his biography.

The foregoing summary description of the Retirement Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Myron E. Ullman, III as Chair of the Board and Mellody Hobson as Vice Chair of the Board

On June 1, 2018, the Board appointed Myron E. Ullman, III, current Lead Independent Director, to serve as Chair of the Board and Mellody Hobson, a current director, to serve as Vice Chair of the Board, effective on the Retirement Date.

Departure of Director

The Company also announced the departure of Craig Weatherup from the Board, effective June 1, 2018. The Board thanked Mr. Weatherup for his years of dedicated service and valuable contributions as a director and reduced its size by one at such time to reflect his departure. Craig Weatherup notified the Company of his departure from the Board on June 1, 2018.

Board Size

Reflecting the director departures referred to in this Current Report on Form 8-K, the Board’s size is accordingly being reduced to ten directors as of the Retirement Date.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 1, 2018, the Board amended the Company’s Amended and Restated Bylaws (the “Bylaws”). The amendments address the Board’s power to establish the positions of chair of the Board (the “Chair”) and one or more vice chairs of the Board (each, a “Vice Chair”). The amendments provide that meetings of the Board will be presided over by the Chair or, in the Chair’s absence, by the Vice Chair and address some of the responsibilities associated with such roles, in addition to such authorities and duties as may be prescribed by the Board.

As prior to the Retirement Date the role of Chair will have been held by an officer of the Company, the amendments also clarify that the Chair and Vice-Chair are Board roles and that the individuals appointed to those roles need not serve as corporate officers and that, consistent with historical practice, the Chief Executive Officer of the Company will continue to serve as chair of shareholders’ meetings.

The foregoing summary description is qualified in its entirety by reference to the full text of the Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On June 4, 2018, the Company issued a press release announcing the retirement of Mr. Schultz and the appointment of Myron E. Ullman, III as Chair of the Board and Mellody Hobson as Vice Chair of the Board effective upon Mr. Schultz’s retirement. A copy of the press release is attached as Exhibit 99.1 for reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws (as amended and restated through June 1, 2018)

10.1	Retirement Agreement, dated June 1, 2018, by and between Starbucks Corporation and Howard Schultz

99.1	Press release of Starbucks Corporation, dated June 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION
Dated: June 4, 2018
	By:	/s/ Rachel A. Gonzalez
Rachel A. Gonzalez
executive vice president, general counsel and secretary